Exhibit 10.1

CONFIDENTIAL

January 19, 2011

Radiation Therapy Services, Inc.

2270 Colonial Boulevard

Fort Myers, Florida 33907
Attention: Kerrin Gillespie

Radiation Therapy Services, Inc.
$50,000,000 9 7/8 Senior Subordinated Notes due 2017
Commitment Letter

Ladies and Gentlemen:

Radiation Therapy Services, Inc. (“you” or the “Issuer”), a Florida corporation that is directly or indirectly controlled by Vestar Capital Partners and/or its affiliates (collectively the “Sponsor”), have advised DDJ Capital Management, LLC, on behalf of certain funds and/or accounts that it manages and/or advises (collectively, the “Purchaser”, “we” or “us”) that you intend to acquire (the “Acquisition”) all of the outstanding capital stock of Medical Developers, LLC not currently owned by you, together with substantially all of the outstanding capital stock of its affiliated companies (collectively, “Medical Developers”), from Medical Developers’ shareholders (the “Sellers”) as described in the Registration Statement on Form S-4 of Radiation Therapy Services Holdings, Inc., filed with the Securities and Exchange Commission on November 24, 2010.

You have also advised us that on or about April 20, 2010, you issued, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, $310,000,000 aggregate principal amount of your 9 7/8% Senior Subordinated Notes due 2017 (the “Existing Notes”) pursuant to an Indenture between you and Wells Fargo Bank, N.A., as trustee, dated April 20, 2010 (the “Indenture”).

Concurrently with the consummation of the Acquisition, (a) the Issuer will issue 9 7/8% Senior Subordinated Notes due 2017 with terms substantially identical to the Existing Notes, as set forth in the Indenture, in an aggregate principal amount of $50,000,000 (the “New Notes”) as further described in the attached Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”) and (b) you will incur fees, costs and expenses in connection with the foregoing (the “Transaction Costs”).  The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

1.       Commitment; Fee.

In connection with the foregoing, the Purchaser is pleased to advise you of its commitment to purchase 100% of the New Notes, upon the terms and subject to the conditions set forth in this commitment letter, the Term Sheet and the other attachments hereto (collectively, this “Commitment Letter”).  In exchange for the foregoing commitment, upon the terms and subject to the conditions set forth in this Commitment Letter, the Issuer will pay to the Purchaser a commitment fee as described in the Term Sheet (the “Commitment Fee”).

2.       Representation.

The Company hereby represents and warrants to the Purchaser, as of the date hereof, that the Company does not have any material litigation pending, other than the case captioned TPTCC NY, Inc., et. al. against Radiation Therapy Services, Inc., et. al., pending in the United States District Court for the Southern District of New York (the “TPTCC NY Case”).  The Company does not believe that the legal claims made by the plaintiffs in the TPTCC NY Case have merit and intends to defend that case vigorously.

3.       Conditions Precedent.

The Purchaser’s commitment hereunder is subject only to (a) the consummation of the Acquisition, (b) the negotiation, execution and delivery of definitive documentation with respect to the New Notes reasonably satisfactory to the Purchaser and the Issuer (the “New Notes Documentation”); provided that the parties hereto hereby agree that the definitive documentation used to evidence the New Notes shall consist of the Indenture, together with such purchase and other agreements negotiated between the parties hereto that shall be based upon the definitive documentation negotiated in connection with the Issuer’s sale of the Existing Notes with only such changes as are reasonably necessary to accommodate the Acquisition and the Transactions and the terms set forth in the Term Sheet, (c) your compliance with the terms of this Commitment Letter in all material respects; (d) payment of all fees due to the Purchaser as set forth in the New Notes Documentation and this Commitment Letter, (e) the representation set forth in Section 2 of this Commitment Letter being true and correct as of the Closing (as defined in Section 12), and (f) the Issuer being in pro-forma compliance with the New Notes Documentation immediately before and after giving effect to the issuance of the New Notes.  The Issuer’s obligation to pay the Commitment Fee to Purchaser is subject only to (a) the negotiation, execution and delivery of the New Notes Documentation (subject to the proviso in the foregoing sentence), (b) Purchaser’s compliance with the terms of this Commitment Letter in all material respects, and (c) the consummation of the Acquisition having occurred.

4.       Expenses.

You agree, upon execution and delivery of this Commitment Letter and whether or not the funding of the New Notes occurs, to reimburse the Purchaser upon the earlier of (i) the initial funding of the New Notes, or (ii) the Outside Date, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to reasonable travel expenses, fees, disbursements and other charges of counsel (which shall be limited to one counsel)), incurred in connection with the New Notes purchase and the preparation and negotiation of the New Notes Documentation, subject to a maximum aggregate reimbursement hereunder of $50,000.

5.       Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of the Purchaser which may be given or withheld in its sole discretion (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.  The Purchaser may not assign its commitment hereunder.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Purchaser and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission (or by electronic email of a pdf copy) shall be effective as delivery of a manually executed counterpart hereof.  Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.  This Commitment Letter supersedes all prior understandings, whether written or oral, between us with respect to the New Notes.  THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT CONSIDERATION OF CONFLICT OF LAW PRINCIPLES.

6.       Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

7.       Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO

OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

8.       Confidentiality.

We will treat as confidential all confidential information provided to us by or on behalf of you hereunder and shall not disclose any such information, directly or indirectly, to any other person except (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case, to the extent permitted under applicable law or process, we agree to inform you promptly thereof prior to such disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over us or applicable supervising body, (c) to the extent that such information becomes publicly available other than by reason of disclosure by us in violation of this paragraph, or (d) to our affiliates and to our and their respective employees, legal counsel, independent auditors and other experts or agents, in each case on a confidential and need-to-know basis.

Notwithstanding anything herein to the contrary, each of the parties hereto (and any of such party’s employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter, and (ii) you shall not disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

9.       Indemnification.

The Issuer agrees, subject to the terms and conditions set forth herein, whether or not the Transactions are consummated and irrespective of whether or not this letter expires in accordance with its terms (as set forth below), to indemnify and hold harmless Purchaser and each of its affiliates, directors, partners, members, officers, employees, advisers, and investment managers (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party upon demand accompanied by an invoice) any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and expenses (including without limitation, all reasonable and documented fees and expenses of one counsel for such Indemnified Party) that are actually incurred by or awarded against any Indemnified Party (collectively, the “Claims”), in each case arising out of or in connection with this Commitment Letter, the Term Sheet, the Transactions and the Acquisition, except, with respect to any Indemnified Party, (i) to the extent any such Claim is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or from a breach by any

Indemnified Party of its obligations under this Commitment Letter or (ii) with respect to any disputes solely among Indemnified Parties.  In the case of any investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Issuer, its shareholders or its creditors or and Indemnified Party and whether or not the Transactions or the Acquisition are consummated.  One or more of the Indemnified Parties will promptly notify the Issuer upon receipt of written notice of any Claims or threat to institute a Claim (provided, however, that the failure to so notify the Issuer shall not relieve the Issuer from any obligation or liability except to the extent the Issuer is actually materially prejudiced by such failure).  The Issuer will not be liable for any settlement of any Claims effected without Issuer’s written consent (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there is a final judgment against an Indemnified Party with respect to such Claim, the Issuer agrees to indemnify and hold harmless each Indemnified Party in the manner set forth above.  If and to the extent the foregoing obligations are unenforceable for any reason or are insufficient to hold any Indemnified Party fully indemnified, the Issuer agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

10.     Surviving Provisions.

The expenses, confidentiality, jurisdiction, governing law, waiver of jury trial, indemnification and acceptance and termination provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Purchaser commitments hereunder and our agreements to perform the services described herein; provided, that upon execution by the parties hereto of the New Notes Documentation, Section 9 of this Commitment Letter will terminate and be of no further force and effect and will be superseded by the indemnification provisions in the New Notes Documentation.

11.     PATRIOT Act Notification.

We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), we are required to obtain, verify and record information that identifies the Issuer, which information includes the name, address, tax identification number and other information regarding the Issuer that will allow us to identify the Issuer in accordance with the PATRIOT Act (collectively, such information, the “Patriot Act Information”).  This notice is given in accordance with the requirements of the PATRIOT Act.

12.     Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on January 20, 2011.  Our commitments hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.  This Commitment Letter will become a binding commitment on us only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 12.  In the event that the closing of the New Notes issuance (the “Closing”) does not occur on or before 5:00 p.m., New York City time, on April 19, 2011 (the “Outside Date”), then this Commitment Letter and our commitments hereunder, and our agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless we shall, in each of our sole discretion, agree to an extension, which shall be evidenced in a writing signed by each party hereto.  For the avoidance of doubt, this Commitment Letter in no way obligates you to sell the New Notes to us or seek or use any funding provided by us in connection with the Acquisition.

[Remainder of this page intentionally left blank]

The Purchaser is pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

DDJ CAPITAL MANAGEMENT, LLC, on behalf of certain funds and/or accounts that it manages and/or advises

By	/s/ Anthony M. Ranaldi
Name: Anthony M. Ranaldi
Title: Authorized Signatory

By	/s/ Elizabeth Duggan
Name: Elizabeth Duggan
Title: Authorized Signatory

Accepted and agreed to as of the date first above written:

RADIATION THERAPY SERVICES, INC.

By	/s/ Daniel Dosoretz
Name: Daniel Dosoretz, M.D.
Title: President

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EXHIBIT A

Radiation Therapy Services, Inc.
$50,000,000 9 7/8 Senior Subordinated Notes due 2017
Summary of Principal Terms and Conditions(1)

Issuer:	Radiation Therapy Services, Inc., a Florida corporation (the “Issuer”).

Securities:

An aggregate principal amount of $50,000,000 of 9 7/8 Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”), with terms as set forth in that certain Indenture, dated as of April 20, 2010, by and between the Issuer and Wells Fargo Bank, N.A., as Trustee, as amended to date, a copy of which is attached hereto as Exhibit 1 (the “Indenture”).

Purpose:	The proceeds of the Senior Subordinated Notes will be used to (i) consummate the Acquisition, (ii) to pay the Transaction Costs, and (iii) for general corporate purposes.

Price:	98.75%

Commitment Fee:

1.75% of the aggregate principal amount of the Senior Subordinated Notes, which will become due and payable to the Purchaser in cash upon consummation of, and funded at closing of, the Acquisition; provided, that such fee shall automatically increase (i) to 2.00% on February 26, 2010, and (ii) 2.25% on March 26, 2010, in each case if, but only if, the closing of the Acquisition does not occur prior to such date.

New Notes Documentation

The Senior Subordinated Notes will be governed by the Indenture.  Senior Subordinated Notes will be purchased pursuant to a note purchase agreement with terms to be negotiated between the Issuer and Purchaser.

Conditions to Closing	To consist of: • Consummation of the Acquisition;

(1)    All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this term sheet is attached, including Exhibit A thereto.

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•    execution and delivery of the New Notes Documentation by the Issuer;

•    no Event of Default (as defined in the Indenture) shall have occurred and be continuing;

•    execution and delivery of a supplemental indenture to the Indenture, pursuant to which Medical Developers will become guarantor(s) under the Indenture, to the extent required thereunder;

•    delivery of a customary legal opinion from Issuer’s counsel regarding issuance of the Senior Subordinated Notes (addressing matters including the execution, authorization and enforceability of the New Notes Documentation and the issuance of the New Notes not violating the Indenture); and

•    satisfaction of the other conditions precedent set forth in Section 3 of the Commitment Letter.

Registration Rights:	The Purchaser will be granted registration rights customary for a private placement of this type. The New Notes will be exchangeable into the same CUSIP as that of the Existing Notes.

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EXHIBIT 1

to EXHIBIT A

INDENTURE

[See Attached]

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